FOR IMMEDIATE RELEASE Friday, July 16, 2010	101 N. Broadway Oklahoma City, OK 73102 www.bancfirst.com

BANCFIRST CORPORATION REPORTS SECOND QUARTER EARNINGS

BancFirst Corporation (NASDAQ GSM:BANF) reported net income of $11.0 million or $0.71 diluted earnings per share for the second quarter of 2010 compared to net income of $6.3 million or $0.40 diluted earnings per share for the same period in 2009. Net income for the first six months of 2010 was $20.3 million, up $6.9 million or 52.0%, over the $13.4 million of net income in the same period a year ago.

The Company’s net interest income for the quarter was $35.7 million, up $3.1 million from $32.5 million reported a year ago. The increase was attributable to the growth in the Company’s average earning assets which were $4.2 billion, up $372 million compared to the second quarter in 2009, combined with lower interest costs. The Company’s net interest margin was constant at 3.44% compared to a year ago due to continued low interest rates. The loan loss provision for the quarter was $871,000, down from $4.9 million in the second quarter of 2009. Noninterest income remained unchanged at $17.0 million compared to a year ago. Noninterest expense for the quarter was $34.5 million, down slightly from $35.2 million in the second quarter a year ago. The decrease was due to the FDIC Special Assessment of $1.9 million paid during the second quarter of 2009, offset by an increase in regular FDIC premiums.

At June 30, 2010, the Company’s total assets were $4.6 billion, up $359 million or 8.4% over the second quarter a year ago. Loans were $2.8 billion, up $55 million from a year ago.  Deposits increased $335 million to $4.1 billion at quarter end 2010. The Company’s equity capital was $446 million, up $26 million or 6.3% over June 30 a year ago. The Company’s equity capital was strong at 9.6% of total assets at quarter end.

The Company recently announced that is has entered into an agreement to acquire Union National Bancshares, Inc., and its subsidiary bank, Union Bank of Chandler with offices in Chandler and Tulsa, Oklahoma. Union Bank of Chandler has approximately $135 million in total assets, $86 million in loans, $120 million in deposits and $14 million in equity capital.  The bank will operate as Union Bank of Chandler until its systems are merged into the BancFirst system, which is expected to be during the fourth quarter of 2010.  The transaction is scheduled to be completed by September 30, 2010, and is subject to regulatory approval.

BancFirst Corporation is an Oklahoma based financial services holding company.  The Company’s principal subsidiary bank, BancFirst, is Oklahoma’s largest state-chartered bank with 85 banking locations serving 47 communities across Oklahoma. More information can be found at bancfirst.com.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters.  Forward-looking statements include estimates and give management’s current expectations or forecasts of future events.  The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time.  Actual results may differ materially from forward-looking statements.

For additional information call:

Joe T. Shockley Jr., chief financial officer (405) 270-1003 or

David Rainbolt, chief executive officer, BancFirst Corporation at (405) 270-1002.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2010
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$33,862	$35,670			$69,532
Provision for loan losses	896	871			1,767
Securities transactions	136	(150)			(14)
Total noninterest income	15,960	17,010			32,970
Salaries and employee benefits	19,948	19,710			39,658
Total noninterest expense	34,901	34,505			69,406
Net income	9,303	11,042			20,345
Per Common Share Data:
Net income-basic	0.61	0.72			1.33
Net income-diluted	0.60	0.71			1.30
Cash dividends declared	0.23	0.23			0.46
Common shares outstanding	15,337,050	15,346,800			15,346,800
Average common shares outstanding -
Basic	15,319,111	15,344,374			15,331,812
Diluted	15,628,012	15,652,621			15,641,331
Performance Ratios:
Return on average assets	0.85%	0.98%			0.92%
Return on average equity	8.66	10.01			9.34
Net interest margin	3.38	3.44			3.40
Efficiency ratio	70.05	65.50			67.71

	2009
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$31,753	$32,546	$32,952	$34,070	$131,321
Provision for loan losses	3,365	4,851	998	1,175	10,389
Securities transactions	339	(37)	20	14	336
Total noninterest income	16,622	17,043	17,039	16,160	66,864
Salaries and employee benefits	20,117	19,896	19,938	19,068	79,019
Total noninterest expense	34,529	35,218	35,481	33,889	139,117
Net income	7,125	6,260	9,390	9,834	32,609
Per Common Share Data:
Net income-basic	0.47	0.41	0.61	0.64	2.13
Net income-diluted	0.46	0.40	0.60	0.63	2.09
Cash dividends declared	0.22	0.22	0.23	0.23	0.90
Common shares outstanding	15,291,641	15,301,641	15,302,891	15,308,741	15,308,741
Average common shares outstanding -
Basic	15,291,636	15,298,075	15,302,199	15,307,019	15,299,781
Diluted	15,579,090	15,604,279	15,585,955	15,600,964	15,593,789
Performance Ratios:
Return on average assets	0.75%	0.61%	0.86%	0.89%	0.78%
Return on average equity	6.92	5.95	8.77	9.06	7.70
Net interest margin	3.69	3.44	3.27	3.35	3.42
Efficiency ratio	71.38	71.02	70.97	67.47	70.20

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share data - Unaudited)

	2010
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$4,508,789	$4,628,022
Total loans	2,766,304	2,793,346
Allowance for loan losses	(36,780)	(37,002)
Securities	430,586	580,317
Deposits	4,009,017	4,117,360
Stockholders' equity	436,901	445,592
Book value per common share	28.49	29.03
Tangible book value per common share	25.78	26.19
Balance Sheet Ratios:
Average loans to deposits	70.05%	68.89%
Average earning assets to total assets	92.62	92.76
Average stockholders' equity to average assets	9.86	9.77
Asset Quality Data:
Past due loans	$589	$1,911
Nonaccrual loans	37,801	38,328
Restructured loans	1,912	1,677
Total nonperforming and restructured loans	40,302	41,916
Other real estate owned and repossessed assets	10,272	9,748
Total nonperforming and restructured assets	50,574	51,664
Nonperforming and restructured loans to total loans	1.46%	1.50%
Nonperforming and restructured assets to total assets	1.12	1.12
Allowance to total loans	1.33	1.32
Allowance to nonperforming and restructured loans	91.26	88.28
Net charge-offs to average loans	0.07	0.09
	2009
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$3,958,155	$4,269,325	$4,322,103	$4,416,209
Total loans	2,808,499	2,738,238	2,713,169	2,738,654
Allowance for loan losses	(36,765)	(39,334)	(36,016)	(36,383)
Securities	439,220	417,738	391,627	417,286
Deposits	3,471,518	3,782,822	3,831,823	3,929,016
Stockholders' equity	416,381	419,202	425,638	430,824
Book value per common share	27.23	27.40	27.81	28.14
Tangible book value per common share	24.51	24.69	25.12	25.41
Balance Sheet Ratios:
Average loans to deposits	83.29%	79.67%	70.39%	69.54%
Average earning assets to total assets	91.51	92.08	92.97	93.01
Average stockholders' equity to average assets	10.85	10.52	9.79	9.84
Asset Quality Data:
Past due loans	$867	$21,530	$9,941	$853
Nonaccrual loans	25,255	24,186	37,319	37,133
Restructured loans	353	1,115	561	1,970
Total nonperforming and restructured loans	26,475	46,831	47,821	39,956
Other real estate owned and repossessed assets	5,576	11,543	10,587	9,881
Total nonperforming and restructured assets	32,051	58,374	58,408	49,837
Nonperforming and restructured loans to total loans	0.94%	1.68%	1.76%	1.46%
Nonperforming and restructured assets to total assets	0.81	1.35	1.35	1.13
Allowance to total loans	1.31	1.44	1.33	1.33
Allowance to nonperforming and restructured loans	138.87	83.99	75.31	91.06
Net charge-offs to average loans	0.13	0.33	0.63	0.12

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2010			June 30, 2010
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$2,774,473	$38,791	5.61%	$2,765,160	$76,233	5.56%
Securities – taxable	411,214	2,994	2.92	399,402	6,004	3.03
Securities - tax exempt	34,699	477	5.51	35,696	984	5.56
Interest bearing deposits with banks	979,207	618	0.25	948,032	1,192	0.25
Total earning assets	4,199,593	42,880	4.10	4,148,290	84,413	4.10

Nonearning assets:
Cash and due from banks	107,270			108,507
Interest receivable and other assets	257,105			255,146
Allowance for loan losses	(36,787)			(36,604)
Total nonearning assets	327,588			327,049
Total assets	$4,527,181			$4,475,339

LIABILITIES AND
STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Transaction deposits	$614,115	$362	0.24%	$611,792	$729	0.24%
Savings deposits	1,364,794	3,007	0.88	1,345,942	6,080	0.91
Time deposits	834,506	3,102	1.49	846,744	6,586	1.57
Short-term borrowings	1,352	1	0.30	1,059	1	0.19
Notes payable	1,026	-	-	516	-	-
Junior subordinated debentures	26,804	494	7.39	26,804	983	7.40
Total interest-bearing liabilities	2,842,597	6,966	0.98	2,832,857	14,379	1.02

Interest-free funds:
Noninterest bearing deposits	1,214,005			1,176,357
Interest payable and other liabilities	28,078			26,908
Stockholders’ equity	442,501			439,217
Total interest free-funds	1,684,584			1,642,482
Total liabilities and stockholders’ equity	$4,527,181			$4,475,339
Net interest income		$35,914			$70,034
Net interest spread			3.12%			3.08%
Net interest margin			3.44%			3.40%